Exhibit 10(kk)

                                     Form of
                                 (Key Executive)
                            DATA GENERAL CORPORATION
                                DOMESTIC EMPLOYEE
                      1998 EMPLOYEE STOCK OPTION AGREEMENT
                          (Non-qualified Stock Option)

                                      * * *

1998 EMPLOYEE STOCK OPTION AGREEMENT made this __________________, between DATA GENERAL CORPORATION, a Delaware corporation (hereinafter called the "Company"), and _______________________________, an employee of the Company or of a subsidiary of the Company (hereinafter called the "Participant");

                              W I T N E S S E T H :

         WHEREAS, the Company desires, by affording the Participant an opportunity to purchase shares of its common stock, as hereinafter provided, to carry out the purpose of the "1998 Employee Stock Option Plan" (hereinafter referred to as the "Plan"), approved by its directors:

             NOW, THEREFORE, in consideration of the premises and of the mutual promises hereinafter contained, the parties hereto have agreed as follows:

         1. Grant of Option. The Company hereby grants to the Participant a non-qualified stock option (hereinafter called the "Option") to purchase all or part of an aggregate of ___________ (___) shares of stock (hereinafter referred to as the "Stock") (such number being subject to adjustment as provided in Paragraph 11 hereof) on the terms and conditions hereinafter set forth.

         2. Incorporation of Plan. Except as hereinafter provided, this Agreement shall be governed by and be subject to all the terms and conditions set forth in the Plan as in effect on the date hereof. A copy of the Plan has been delivered to the Participant and is hereby incorporated by reference.

         3. Purchase Price. The purchase price of the shares of Stock covered by the Option shall be $__________ per share. Payment shall be made in cash, by certified check or in shares of Common Stock in the manner prescribed in Paragraph 9 hereof.

         4. Term of Option. The term of the Option shall be for a period commencing on the date hereof and ending on ___________________. The right of Participant to purchase Stock through the exercise of this Option, wholly or in part, shall be available to the Participant at any time during the term of this Option subject to restrictions on the disposition as provided in Paragraph 6 hereof and to the obligation of resale of said Stock as provided in Paragraph 7 hereof.

         5. Nontransferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Participant only by him, more particularly (but without limiting generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provision hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect; provided however, that if Participant shall die while in the employ of the Company or a subsidiary of the Company, his executor, personal representative, or administrator shall have the right to exercise the Option (to the extent that the Participant would have been entitled to do so at the date of his death) at any time within twelve
(12) months from the date of death in respect of the total number of shares as to which he would be entitled to exercise his Option at the date of his death.

         6. Restrictions on Disposition. Stock acquired by Participant pursuant to the exercise of an Option is subject to certain restrictions on dispositions and obligations of resale to the Company as provided in Section 7 of the Plan and such Stock shall not be sold, transferred, or otherwise disposed of and shall not be pledged to anyone other than the Company or otherwise hypothecated until such restrictions lapse. Participant understands and agrees that, if the Stock is subject to restrictions which have not yet lapsed, certificates representing such Stock will contain a legend to the effect that the Stock is subject to certain restrictions on disposition and obligations of resale as contained in Section 7 of the Plan. Such restrictions against the disposition of the Stock shall lapse in accordance with the provisions of Exhibit A attached hereto; provided, however, that the 1998 Employee Stock Option Plan Committee (the "Committee") shall, in its sole discretion, decide at the time Participant is granted an Authorized Leave of Absence (as defined in this Paragraph 6), whether the period of time during which Participant takes an Authorized Leave of Absence shall be included in determining whether the restrictions against disposition shall have lapsed in accordance with the provisions of Exhibit A attached hereto.

         In any event, upon the occurrence of the earlier of the death of Participant, the retirement of Participant with the consent of the Company or the attainment by Participant of the age of 65 whether or not Participant retires, the restrictions against disposition which have not otherwise lapsed under the Plan shall immediately lapse.

         For purposes of this Paragraph 6, "Authorized Leave of Absence" shall mean (a) any period of leave granted to Participant by the Company for reasons of sickness or disability or for the pursuit of graduate or other academic studies or for government service or personal or family hardship, or such other reasons as the Company may in its discretion determine provided that in no event shall the period of such leave exceed the period granted by the Company and provided further that unless Participant retires during such leave, Participant returns to the employment of the Company at the termination of such period; and
(b) absence for military service in the armed forces of the United States under leave granted by the Company or as required by law, provided Participant returns to employment within six (6) months of his release from such military service, or within any longer period during which his right to reemployment is protected by law.

         7. Obligation of Resale. If Participant's employment terminates other than by retirement with the consent of the Company or by Participant's death, then the Stock for which Participant has paid the purchase price but on which restrictions against disposition have not lapsed shall be offered for resale to the Company at the price paid by Participant. This offer of resale must be in writing and must be delivered to the Company within thirty (30) days following termination and certificates for such Stock shall be delivered to the Company within such thirty-day period. If such Stock is not delivered to the Company within thirty (30) days following the termination of Participant's employment, such Stock shall remain subject to the restrictions against disposition and such restrictions shall not lapse as otherwise provided herein and in the Plan. Within sixty (60) days following a timely delivery of the Stock, the Company will compensate Participant (at the original purchase price) for such number of the shares of the Stock as the Company elects to repurchase and will return to the Participant any such shares not so purchased. In the event that the Company declines in writing to repurchase such Stock, such Stock shall remain the property of Participant and the restrictions against disposition shall lapse at the rate stated in this Agreement.

         8. Employment. Subject to the provisions of Paragraph 5 hereof, this Option shall be exercisable only by Participant while he is employed by the Company or a subsidiary of the Company or upon his retirement with the consent of the Company. If Participant shall retire with the consent of the Company before his Option shall have terminated, he must exercise the Option within (3) months after the date on which he ceases to be employed by the Company or a subsidiary of the Company.

         Participant acknowledges and agrees that the Company is not obligated by this Agreement or the Plan to continue the Participant in its employment, and this Agreement does not in any manner constitute an employment agreement or create any rights, benefits, or obligations not specifically set forth herein.

         9. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Company at its office at 4400 Computer Drive, Westboro, MA 01580, Attn:
Treasurer. Such notice shall state the election to exercise the Option, and the number of shares of Stock in respect of which it is being exercised. It shall be signed by the person or persons so exercising the Option and shall be accompanied by payment of the full purchase price of such Stock in cash, by certified check or in shares of Common Stock. If shares of Common Stock are tendered as payment of the Option exercise price, the value of such shares shall be their fair market value as of the date of exercise.

         If such tender would result in the issuance of fractional shares of Common Stock, the Participant shall purchase, at the price which reflects the fair market value of the Stock as of the date of exercise, in cash, by certified check, or cashier's check such additional fractional shares of Common Stock as are necessary to result in the issuance to the Participant of an additional whole share of Stock. The Company shall issue, in the name of the person or persons exercising the Option, and deliver a certificate or certificates representing such shares as soon as practicable after the notice and payment shall be received.

         In the event the Option shall be exercised, pursuant to Paragraph 5 hereof, by any person or persons other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

         Until Participant (or his representative as provided in Paragraph 5 hereof) has been issued a certificate or certificates for the shares as acquired, Participant shall possess no stockholder rights with respect to any such Stock.

         10. Additional Withholding for Tax Purposes. Upon exercise of an Option, if the restrictions on any of the shares being purchased thereunder shall have already lapsed, then the Company will require, at the time of exercise, an additional payment equal to all applicable withholding taxes which may be imposed on the difference between the purchase price of such shares and the fair market value of such shares as of the exercise date (which sum shall be paid in due course by the Company to the applicable agencies as income taxes withheld on income resulting from the exercise of the Option).

         The Company will also require, in each year during which restrictions on any shares purchased upon exercise of the Option shall lapse, a payment equal to all applicable withholding taxes which may be imposed on the difference between the purchase price of such shares and the fair market value of such shares as of the date on which the restrictions lapse.

         If a Participant elects, in accordance with Section 83(b) of the Internal Revenue Code of 1986 as amended, and Section 9 of the Plan, to recognize ordinary income in the year of exercise with respect to the shares being purchased upon exercise of the Option, then the Company will require at the time of such election an additional payment equal to all applicable withholding taxes which may be imposed on the difference between the purchase price of such shares and the fair market value of such shares as of the exercise date.

         11. Changes in Capital Structure. If all or any portion of the Option shall be exercised subsequent to any stock dividend splitup, recapitalization, merger, consolidation, combination or exchange of shares, or otherwise, occurring after the date hereof, the aggregate number of shares of the Stock subject to this Agreement and the Option price may be proportionately adjusted, and any other appropriate changes may be made by the Board of Directors or the Committee, whose determination shall be conclusive. No fractional share shall be issued upon any such exercise and the aggregate price shall be reduced on account of any fractional share not issued. In no event, however, shall adjustment be made in the rate at which restrictions against disposition lapse and Participant's obligation of resale, as fixed by Paragraph 6 and 7 hereof.

         12. Termination of Option. In the event of the institution of any legal proceedings directed to the validity of the Plan pursuant to which the Option is granted, or to any option granted under it, the Company may, in its discretion, and without incurring any liability therefor to any Participant, terminate the Option.

         13. Change of Control. Notwithstanding any other provision of the Plan or this Agreement to the contrary, upon a Change of Control (as defined below),
(i) the Option shall become fully and immediately exercisable into free Stock without restrictions as to disposition or obligations as to resale to the Company and shall remain exercisable until the earlier to occur of (x) three months after the termination of employment of the Participant and (y) ten years after the date of grant of such Option and (ii) all restrictions against disposition and all obligations of resale to the Company of shares of Stock acquired by the Participant pursuant to the exercise of the Option as to which such restrictions and obligations have not otherwise lapsed shall immediately lapse. For purposes of this Agreement, the term "Change of Control", shall mean:

            (i) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"), provided, however, that any acquisition by the Company or any of its subsidiaries, or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or by any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, shall not constitute a Change of Control; or

            (ii) Individuals who, as of January 1, 1991, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to January 1, 1991 whose election, or nomination for election, by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

            (iii) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company, or a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation.

         14.   Enforceability.   This  agreement   shall  be  binding  upon  the
Participant, his estate, his personal representatives and beneficiaries.


         IN WITNESS WHEREOF, the Company has caused this Option Agreement to be executed by its duly authorized officer, and the Participant has hereunto set his hand and seal, all on the day and year first above written.


                  DATA GENERAL CORPORATION



                  By: _______________________________
                        Robert C. McBride
                         Vice President & Treasurer



                             I have read and understood this Agreement and agree to be bound by its terms.

                             _________________________________
                             Print Name: _______________________


                                                                           11/98

                                  EXHIBIT A TO

                           1998 STOCK OPTION AGREEMENT

                          Dated: ______________________


         The Option is immediately exercisable except as otherwise provided in the Agreement. During the term of this Option, the restrictions against disposition and obligation of resale to the Company shall lapse so the shares become freely tradeable ("free shares") in accordance with the following schedule:


     # of Years From                                                   Cumulative % of
     Date of Option                   % of Grant Becoming              Grant Becoming
     Agreement                        Free Shares                      Free Shares
     __________________               __________________               ___________________

     1 year or  on ________           25% =_______ shares              25% =_______ shares

     2 years or on ________           25% =_______ shares              50% =_______ shares

     3 years or on ________           25% =_______ shares              75% =_______ shares

     4 years or on ________           25% =_______ shares              100%=_______ shares

